NEWS RELEASE for August 10, 2011

BIOLASE ANNOUNCES STOCK REPURCHASE PROGRAM

IRVINE, CA (August 10, 2011) – BIOLASE Technology, Inc. (NASDAQ:BLTI), the World’s leading dental laser manufacturer and distributor, today announced that its Board of Directors has approved a stock repurchase program of up to 2,000,000 shares of the Company’s outstanding common stock.

The stock repurchase program will be effective commencing on the business day following the filing of the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2011 with the Securities and Exchange Commission and will expire on the same day 24 months thereafter. Purchases may be made from time to time through a variety of methods, including open market purchases, privately negotiated transactions, and block transactions. The Company has no obligation to repurchase shares under the stock repurchase program, and the timing, actual number, and value of the shares that are repurchased will be at the discretion of the Company’s management and will depend upon a number of considerations, including the trading price of the Company’s common stock, general market conditions, applicable legal requirements, and other factors. The Company expects to fund the stock repurchase program with existing cash and cash equivalents on hand. Any shares repurchased will be retired and shall resume the status of authorized and unissued shares.

Federico Pignatelli, Chairman and CEO, said, “The management and the Board of Directors believe that the use of BIOLASE’s capital has to be based on flexibility and opportunity. I see great value in repurchasing shares when irrational valuations occur.”

About BIOLASE Technology, Inc.
BIOLASE Technology, Inc., the World’s leading Dental Laser company, is a medical technology company that develops, manufactures and markets dental lasers and also distributes and markets dental imaging equipment, products that are focused on technologies that advance the practice of dentistry and medicine. The Company’s laser products incorporate patented and patent pending technologies designed to provide clinically superior performance with less pain and faster recovery times. Its imaging products provide cutting-edge technology at competitive prices to deliver the best results for dentists and patients. BIOLASE’s principal products are dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications, and a full line of dental imaging equipment. Other products under development address ophthalmology and other medical and consumer markets.

For updates and information on laser and Waterlase dentistry, find BIOLASE at http://www.biolase.com, Twitter at http://twitter.com/GoWaterlase, and YouTube at http://www.youtube.com/user/Rossca08.

Certain statements in this release concerning the Biolase Technology, Inc. and its prospects and future growth are forward-looking and involved a number of uncertainties and risks. Factors that could cause actual events or results to differ materially from those suggested by these forward-looking statements include, but are not limited to, the performance of the global economy and the growth in dental laser sales, dental imaging equipments and other products that we manufacture and/or distribute that are focused on technologies that advance the practice of dentistry and medicine; market acceptance of the Company’s products and services; customer and industry analyst perception of the company and its technology vision and future prospects; the success of certain business combinations engaged in by the Company or by competitors; political unrest or acts of war; possible disruptive effects of organizational or personnel changes; and other factors described in Biolase Technology, Inc.’s periodic reports filed with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2010 and its quarterly report on Form 10-Q for the three and six-month periods ended June 30, 2011. Such information is subject to change, and we undertake no obligation to update such statements.

For further information, please contact: Jill Bertotti, of Allen & Caron, +1-949-474-4300.

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